EXHIBIT 23.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation in this Registration Statement on Form S-8 of Odyssey Marine Exploration, Inc. of our report dated May 3, 2001, on our audit of the financial statements of Odyssey Marine Exploration, Inc. appearing in the Company's Annual Report on page F-2 of Form 10-KSB for the year ended February 28, 2001.


/s/ Giunta, Ferlita & Walsh, P.A.

Giunta, Ferlita & Walsh, P.A.
3302 Azeele Street
Tampa, Florida  33609

December 27, 2001